Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this Registration Statement of Imation Corp. on Form S-4 of our report dated February 14, 1997, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the references to our firm under the caption "Experts."



                                                    /s/ COOPERS & LYBRAND L.L.P.


COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
July 24, 1997